                                                                   EXHIBIT 10.31

                LEASE AND EXCLUSIVE OPTION TO PURCHASE AGREEMENT

         This Lease and Exclusive Option to Purchase Agreement is made this 6th day of January, 2000, by, between and among ISK Magnetics, Inc. (hereinafter called "Landlord"), and FASTNET CORPORATION, A Pennsylvania Corporation, (hereinafter called "Tenant").

         1. LEASED SPACE AND PURPOSE. Landlord hereby rents to Tenant a certain building located at 286 Broadhead Road, Lehigh Valley Industrial Park, IV, Northampton County, Pennsylvania, consisting of the building and improvements and parking lot, collectively referred to as the Leased Space herein and more particularly described in Exhibit A attached hereto. This Lease and Option to Purchase is for the entire Building and property and lot of Landlord at the above-stated location.

                  (a) PERSONAL PROPERTY. Specifically included as part of this Lease and together with the Leased space shall be the personal property (equipment, inventory, furniture, fixtures, goods, etc.) contained in the Leased Space during the inspection by Tenant and its representatives which took place on December 16,1 999. The Leased Space and Personal Property shall be collectively referred to herein as the Leased Property. If Tenant exercises its Option to Purchase as set forth herein, the Personal Property shall become the Tenants at Closing on said Option and Landlord represents that it has good title to same and can transfer same by acceptable Bill of Sale at Closing under the Option.

                  (b) Landlord will take all steps so that Tenant can occupy and utilize the current office area portion of the Leased Space of 18,600 square feet no later than January 5, 2000. Said portion of the Leased Space shall be in broom swept condition and made ready by Landlord, in al respects necessary, for occupancy by Tenant.

                  (c) Landlord shall be obligated and required under this Lease to remove, extract and clean out all lab fixtures and equipment and related fixtures and equipment in the remaining 15,980 square feet of the Leased Space (known as the Research Lab and Development Area) by March 1, 2000 such that said space can be converted and utilized as office space by Tenant. Completion by Landlord of this portion by march 1, 2000 is a material part of this Lease. In doing so Landlord will ensure and warrant that the Research Lab and Development Area of the Leased Space complies, with all the terms and conditions in paragraph 7 herein. Said obligations, without limitation, shall survive both possession by Tenant and purchase of the Leased Space and Property, if any, pursuant to the Exclusive Option to Purchase granted herein.

                  (d) Landlord will build and construct, at its sole cost and expense, an additional 79 parking spaces (above and beyond the existing 55 parking spaces) by

March 1, 2000. Landlord will obtain any and all required permits and approvals from any and all local and municipal governing bodies and agencies and Landlord represents that it has obtained and/or will be able to obtain any and all such approvals under any and all local ordinances, codes and regulations. Tenant understands that topcoat application may be delayed beyond March 1, 2000 due to weather conditions but same shall be completed as soon as possible. The completion of the additional 79 parking spaces is a material part of this Lease.

                  (e) ROOF RIGHTS. Tenant shall have the right to use the roof of the building containing the Leased Space for the installation, construction and maintenance of antennas and related equipment. Tenant will use all reasonable precautions to avoid, prevent and minimize damage to the roof and Leased Space and installation of any and all such equipment shall be in accordance with all applicable codes and regulations. Tenant shall contract with the original roofing installers to obtain warranties as to any and all needed roof penetrations. If Tenant undertakes responsibility for same Tenant will provide Landlord with appropriate engineering drawings and warranties. Tenant will utilize and install rubber roof matting on the roof consistent with the existing matting on any areas or access ways where the roof rights are exercised by Tenant.

         2. TERM. The term shall be Six (6) years beginning on the date of possession by Tenant hereunder (the Commencement Date) and ending on the date which is Six (6) years from and after the Commencement Date (the Term).

                  (a) Tenant shall have the Option to renew this Lease for an additional Term of Five (5) years (Additional Term) upon the same conditions and terms set forth in this Lease, except for rent payable which shall be negotiated for the Additional Term, in good faith, and set based on the reasonable fair rental value of the premises during the Additional Term.

                  (b) The Tenant's future obligations under this Lease shall terminate when and if Tenant purchases the Leased Property pursuant to the Exclusive Option to Purchase granted to Tenant herein and/or Tenant otherwise purchases the property identified under the Right of First Refusal.

         3. RENT. Tenant shall pay Landlord rent for the Leased Property during the term hereof as follows:

                  (a) For the first Lease Year, beginning on the Commencement Date and ending on the last day of the first Lease Year, annual rent shall be $345,8000.00 (Three Hundred Forty Five Thousand Eight Hundred and 00/100 Dollars), payable in Twelve (12) consecutive monthly installments of $28,816.66 (Twenty Eight Thousand Eight Hundred Sixteen and 66/100 Dollars) per month due on the first day of each calendar month. Even though Tenant shall be unable to occupy and utilize the portion known as the Lab Area between Commencement Date and March 1, 2000, Tenant agrees from Commencement Date of the Lease to pay for said space as if it was fully occupied and utilized by Tenant provided that Landlord complies with its obligations set forth in the first sentence of section 1(c) above.

                  (b) For the second through the sixth and final Lease Year, annual rent shall be as follows:

                   Second Lease Year:               $356,174.00
                   Third Lease Year:                $366,859.22
                   Fourth Lease Year:               $377,865.00
                   Fifth Lease Year:                $389,200.95
                   Sixth Lease Year:                $400,876.98

         All rent during the Second to Sixth Lease Years shall also be paid in equal consecutive monthly installments, due on the first day of each calendar month, during each such Lease Year.

                  (c) All rents shall be payable at such place as Landlord shall direct.

         4. ADDITIONAL RENT. Tenant agrees to pay during the term of the Lease in a timely basis in addition to the minimum rent specified above:

                  (a) All real estate taxes imposed against the Leased Space as may be prorated from the Commencement Date hereunder. It is represented herein by Landlord that the annual Real Estate taxes for the Leased Space are as follows:

                   Total Assessment:              $1,632,600.00
                   County Taxes:                  $    5,224.32
                   Township:                      $    3,469.32
                   School Taxes:                  $   20,423.34
                                                  -------------
                   Total:                         $   29,116.98

Prior to the commencement of each calendar year, Landlord shall provide Tenant with a Real Estate Tax Statement outlining a reasonable estimate, based upon the historical information available to the Landlord, together with reasonable projections, of Tenant's Real Estate Tax expense. Commencing with the first month of the succeeding Lease Year, Tenant shall pay to Landlord, monthly installments in advance equal to one-twelfth (1/12th) of the Real Estate Tax Expense for the succeeding Operating Year.

                  (b) All charges for water, sewer, oil, electricity, and gas consumed in or with respect to the leased space prorated as of the Commencement Date and all utility costs;

                  (c) All costs of interior repairs, replacements and maintenance related to the Leased Spaced (but not related to structural building or structural parking lot or code violation repairs which must be disclosed, remedied and fully repaired by Landlord).

Tenant will be responsible, and shall contract on its own, for landscaping; snow removal; refuse and garbage service; janitorial and for repairs to the parking lot and Leased Space resulting from general wear and tear arising from Tenant's use. Tenant will maintain and monitor any and all security systems related to the premises including, without limitation, theft prevention, security and fire systems and alarms.

         5. LATE CHARGE. In the event that any monthly installments shall become overdue for a period in excess of ten (10) days, Tenant shall pay an additional charge to defray the expense incident to handling such overdue installment equivalent to two (2%) percent of each such overdue installment. Such additional charge shall be due on demand and payable as additional rent.

         6. CONDITION OF LEASED PROPERTY. Landlord has represented that the Leased Space is in compliance with all applicable state, federal and local rules, codes and regulations. Landlord knows of no condition or defect that would prevent Tenant from operating its business on the Leased Space. Landlord has no knowledge of any condition which would prevent Tenant from obtaining all necessary licenses, building, zoning and occupancy permits required for its business at the Leased Space.

                  (a) No pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditions or reclaimed) (collectively Materials) have been discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape (collectively referred to as the Incident) on or from any property and/or asset being leased or transferred to Tenant pursuant to this Agreement or disposed of by Landlord in connection with its business or, to the best of its knowledge, any person acting on behalf of Landlord in violation of any federal, state or local statutes, laws or regulations.

                  (b) To the best of Landlord's knowledge after due inquiry, no asbestos or asbestos-containing materials have been installed (and have not since been removed) used, incorporated into, or disposed of on any property and/or asset being leased or transferred to Tenant pursuant to this Agreement and Landlord has not installed, used, incorporated into, or disposed of any asbestos or asbestos-containing materials on the Leased Space or in connection with its business.

                  (c) To the best of Landlord's knowledge, no polychlorinated biphenyls (PCBs) are located on the Leased Space in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device. Landlord has not installed, used, incorporated into, or disposed of any PCBs or PCB-containing equipment or materials on or in any property and/or asset being leased or transferred to Tenant pursuant to this Agreement in violation of any federal, state or local statutes, laws or regulations.

                  (d) No underground storage tanks are located on the Leased Space or were located on any part of the Leased Space and/or asset being Leased and/or transferred to Tenant pursuant to this Agreement and subsequently removed or filled.

                  (e) No investigation, administrative order, consent order and agreement, litigation or settlement (collectively referred to as the action) with respect to the Leased Space is proposed; or to the best of Landlord's knowledge threatened, or anticipated or in existence with respect to any part of the Leased Space and/or any asset being leased and/or transferred to Tenant pursuant to this Agreement.

                  (f) To the best of Landlord's knowledge, the Leased Space being leased and/or offered for sale pursuant to the Exclusive Option under this Agreement, has at all times been in compliance with all applicable federal, state and local statutes, laws and regulations relating to the environment including, without limitation, OSHA and the EPA and DEP. No notice has been served on Landlord from any entity, governmental body, or individual claiming any violation of any law, regulation, ordinance or code or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources.

                  (g) Landlord represents that there are no structural defects with regard to the Leased Space including, without limitation, roof; walls; parking lot and any and all building parts and foundations. Landlord will be fully responsible for, and obligated to repair and maintain, throughout the Term and any Additional Term hereof, the structure of the building, including without limitation, the roof, walls, floors and foundations and including any structural defects or problems relating to the parking lot, except wear and tear from Tenant's use on the parking lot as set forth herein.

                  (h) All plumbing, utility, electrical, HVAC, fire suppression, sewer, storm water drainage and retention systems serving the Leased Space is in compliance with all applicable codes and in working condition.

         7. ENVIRONMENTAL CONCERN.

                  (a) With respect to hazardous substances deposited or employed in the Leased Space prior to the Commencement Date, Landlord agrees to take full responsibility for all financial consequences of hazardous substances arising from and/or related to the Leased Space including, without limitation, as such may relate to paragraph 6 above. The financial consequences include, but are not limited to, those triggered by violations of the provisions of:

                           (i) the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C.; Section 9601-9657 as amended by the Super Fund Amendments and Reauthorization Act of 1986, Public Law No. 99-299, 100 Stat. 1613 (October 17, 1986);

                           (ii) the Resource Conservation and Recovery Act, 42
U.S.C. Section 6901-6991(I) as amended by the Super Fund Amendments and Reauthorization Action of 1986, Public Law No. 99-499, 100 Stat. 1613 (October 17, 1986);

                           (iii) the Toxic Substances Control Act, 16 U.S.C.
Section 2601-1629;

                           (iv) the Pennsylvania Clean Streams Law, 35 Pa.C.S.A.
Section 691.1-1169.101 (Purdons 1977 and Supp. 1987);

                           (v) the Pennsylvania Solid Waste Management Act, 35
Pa.C.S.A. Sections 6018.101-6018.1003 (Purdons Supp. 1987);

                           (vi) any applicable Commonwealth of Pennsylvania
and/or Federal statute, whether directly or indirectly applicable;

                           (vii) the Hazardous Sites Cleanup Act of 1988, Act
No. 1988-108, 1989 Pa.Legis.Serv. No. 6 January 1989 at 657, et seq.; and

                           (viii) specific financial consequences will include,
but are not limited to, the costs entailed by the following:

                                    (a) Investigations;

                                    (b) Remediation;

                                    (c) Loss of value of property;

                                    (d) Loss of use of the property;

                                    (e) Off-site property damage;

                                    (f) Liability to third persons injuries from
exposure to the contamination;

                                    (g) Criminal penalties; and/or

                                    (h) Civil penalties.

                  (b) With respect to hazardous substances deposited or employed in the Leased Space or on the Leased Property prior to the Commencement Date Landlord agrees to indemnify and hold Tenant and its successors and assigns harmless from and against all claims, demands, or liabilities, which may arise from any such hazardous substance or structurally unsafe condition arising from or related to the Leased Space and Property and/or any future costs due or related to any contaminated materials not removed from any part of the Leased Space and/or any property owned, leased, rented or used by Landlord at the Leased Space.

                  (c) Tenant may conduct a phase I environmental audit and/or any other necessary environmental testing of the Leased Space as its cost and expense. (Landlord shall, with all due diligence, cure and remediate any and all environmental and hazardous material conditions and/or concerns created or existing prior to the Commencement Date at its sole cost and expense and hold harmless and indemnify Tenant as to same.) If after Commencement Tenant cannot occupy any part of the Leased Space due to such environmental problems and concerns, the Rent hereunder shall be abated for any such period. The obligations of Landlord pursuant to this paragraph shall be in addition to Landlord obligations under paragraphs 6 and 7 without limitation hereunder.

                  (d) With respect to hazardous substances deposited or employed in the Leased Space on or subsequent to the Commencement Date, Tenant agrees to take full responsibility for all financial consequences of such hazardous substances arising from and/or related to the Leased Space, including without limitation, as such may relate to paragraph 7 herein.

                  (e) With respect to hazardous substances deposited or employed in the Leased Space or on the Leased Property on or subsequent to the Commencement Date, Tenant agrees to indemnify and hold Landlord and its successors and assigns harmless from and against all claims, demands, or liabilities which may arise from any such hazardous substances and which are related to the Leased Space and Property and/or future cost due or related to any contaminated materials deposited or employed in the Leased Space after Commencement Date not removed by Tenant upon the termination of this Lease from any part of the Leased Space and/or any property owned, leased, rented or used by Tenant at the Leased Space.

                  (f) Landlord, however, does not waive any of its rights against third parties who may be responsible for any such hazardous conditions or substances employed or deposited in the Leased Space prior to the Commencement Date.

         8. SURVIVAL OF REPRESENTATIONS. All representation, warranties and agreements made by Landlord in this Agreement shall survive the execution and delivery of this Agreement; shall survive possession by Tenant and shall also survive Closing on the Exclusive Option to Purchase by Tenant hereunder.

         9. AFFIRMATIVE AGREEMENTS OF LANDLORD. Landlord agrees;

                  (a) to maintain, repair and replace the structure of the Leased Space and parking lot in the same good order and condition as on the Commencement Date and to make all structural repairs and replacements foreseeable and unforeseeable, to all portions of the leased space throughout. Any and all repairs or improvements required of Landlord, shall be the Landlord's responsibility who shall keep the property up to all applicable codes and building safety, inspection, construction and structural requirements.

                  (b) Landlord has good and marketable title to the Leased Space and Leased Property, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and/or other encumbrances.

                  (c) At execution of this Lease (and at Closing under the Option to Purchase) Landlord shall deliver to Tenant certified copies of Corporate Resolutions duly adopted by Landlord authorizing the within transactions.

         10. AFFIRMATIVE AGREEMENTS OF TENANT. Tenant agrees:

                  (a) to comply with any and all requirements, present or future, of any of the constituted public authorities, as well as with recommendations of the Board of Fire Underwriters and of the insurance carriers.

                  (b) to use every precaution against fire;

                  (c) to give Landlord proper notice of fire or material damage occurring in or to the leased premises.

                  (d) to keep the payment, curb and parking lot which is part of the Leased Space free from dangerous snow and ice.

                  (e) to permit Landlord to have access to the leased space and the parking lot provided such access is necessary and twenty-four (24) hours advance notice is given;

                  (f) to maintain in full force and effect with respect to the leased space and parking lots and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to persons and property in sufficient amounts.

         11. FURTHER AGREEMENTS TO TENANT. Tenant agrees that it will do none of the following things without prior written consent of the Landlord:

                  (a) make any structural alterations, extensive improvements or other material additions to the leased space, unless consented to by Landlord prior to the initiation of work which consent shall not be unreasonably withheld;

                  (b) Vacate or desert the leased space, or permit the same to be empty or unoccupied without good reason and without prior notice to Landlord.

Tenant shall be responsible for any changes, repairs, replacements or additions to the water system, plumbing system, heating system, air conditioning system, or electrical system, servicing the Leased Space necessitated by the installation, maintenance or use of any equipment of any kind or nature installed in the Leased Space (whether with or without Landlord's consent) which are beyond the capacity of any electric, water, heating, air conditioning, plumbing or sewer system servicing the Leased Space;

         12. ALTERATIONS BY TENANT. All of the work and improvements of the Leased Space performed by Tenant shall be done in accordance with plans and specifications which shall comply with all governmental regulations and codes and Tenant, at its own cost and expense, shall obtain all governmental permits required, if any, for its work and improvements. In making such alterations and improvements, Tenant does so on its own behalf and not as an agent of Landlord. In causing said alterations and improvements to be made, Tenant shall not affect or weaken the structure of the building.

                  (a) It is understood that no materialman, mechanic or contractor shall have the right to file any lien against said building by reason of the said work and materials and in the event that any lien is filed, Tenant, within twenty-four (24) hours, will commence legal and other action intended to cause the said lien to be discharged or satisfied of record or in any other manner pursuant to law removed from the records, so that the same shall no longer be a lien against the said premises. Tenant agrees to hold the Landlord harmless and indemnify Landlord against any and all loss, liability, costs, damages, casualties, and expenses suffered or incurred by reason of any such lien.

                  (b) Tenant shall require his contractor, for himself and all subcontractors and parties acting through or under him, to agree that no Mechanic's Lien or claim shall be filed or maintained by them, or any of them, against the said real estate or against the building of which the premises herein demised are a part for or on account of any work done as aforesaid, and Tenant shall require his contractor, for himself and all subcontractors and parties acting through or under him, to expressly waive or relinquish the right to have, file or maintain any Mechanic's Liens or claims against said real estate or buildings of which the premises herein demised are a part. Tenant shall require said materialman, mechanic or contractor to execute prior to the commencement of any work upon the leased space, a separate Waiver of Liens in form and substance satisfactory to Landlord. Tenant shall, at its own cost and prior to the commencement of any work, cause such Waiver to be filed of record.

                  (c) At the termination of the Term and the Additional Term (if any) Tenant shall be entitled to remove, in addition to all its personal property, any and all trade fixtures and other fixtures and/or improvements made by Tenant during the Term.

                  (d) Landlord shall provide at Tenant's request complete as-built mechanical and structural drawings, plans and specifications and any and all related documents, drawings and plans related to the Leased Space.

                  (e) Tenant shall have the right to install, modify, add or expend any and all utility systems on the Leased Space provided same is reasonably necessary for

Tenants' business and at all times is done in compliance with all applicable codes and regulations and in accordance with drawings and specifications approved by Landlord, provided further that such approval shall not be unreasonably withheld. Tenant shall have the right to install any and all power or emergency generators it requires provided same is in compliance with all applicable safety and zoning codes and regulations.

         13. NON-LIABILITY OF LANDLORD. Tenant expressly agrees to indemnify, defend and hold Landlord harmless from any liability for any injury to any person or damage to any property in the leased space or on the parking lot due to Tenant's negligence.

         14. With regard to all work, improvements, remediation cleaning, inspection and removals which Landlord is obligated to undertake and complete hereunder, Landlord shall exercise all reasonable care and diligence, to avoid and minimize to the greatest degree possible, any and all interference with Tenant business operations and activities.

         15. Tenant shall have the complete and unrestricted right to place any and all signs, lighting, advertising, awnings or billboards it wishes in its sole discretion upon the Leased Space and/or exterior of the Leased Space and/or on the lot containing the Leased Space, provided, however, Tenant complies with applicable zoning ordinances and regulations. Tenant shall, after commencement, remove all of Landlord's signs at Tenant's expense.

         16. DEFAULTS AND REMEDIES. The following shall be an event of default provided Tenant is first provided with Thirty (30) days written notice and opportunity to cure:

                  (a) if tenant does not pay in full when due any amount due hereunder or violates or fails to perform or otherwise defaults with respect to any one or combination o the provisions of this Lease;

                  (b) if Tenant files a petition in bankruptcy or insolvency or for reorganization or for the employment of a Receiver or Trustee, or if Tenant makes an assignment for the benefit of creditors or takes advantage of any insolvency act or if a petition in bankruptcy or insolvency or for reorganization or the appointment of a Receiver or Trustee is filed against the Tenant in any such event (described in (a) or (b) above) Landlord shall have the right to do once or more often any or more of the following:

                           (i) declare due and payable and bring appropriate
action to recover all unpaid rent and additional rent and all rent for the unexpired term of this Lease, together with all costs and commissions provided or permitted by law;

                           (ii) declare this Lease ended;

                           (iii) lease the leased space and parking lot to any
other person with or without first altering the leased space or parking lot;

                           (iv) avail itself of any other remedies permitted by
law.

         17. ZONING. Landlord represents that the Leased Space is in compliance with all local and county zoning, and municipal Ordinances, rules, regulations, and furthermore, that it has full and complete permission and approval to provide and construct the additional 79 parking spaces as required under this Lease, on or before march 1, 2000.

         18. EXCLUSIVE OPTION TO PURCHASE. For a period of one (1) year following the Commencement Date (Option Period) hereunder Tenant shall have the Exclusive Option to purchase the Leased Space being the building and land more particularly described in Exhibit A hereto, as well as the Leased Property referred to herein for the sum of Three Million Dollars 00/100 ($3,000,000.00) certified funds at closing. Tenant may exercise this Option by giving written notice to Landlord of its intent to exercise the Option within the Option Period. Settlement shall be held no later than sixty (60) days following written notice of Tenant/Option Holder's intent to exercise its option to purchase. Landlord shall deliver before the settlement such Deeds and such other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel for Tenant, as shall be effective to vest in Tenant all of the Landlord's right, title and interest to the Leased Space and property. Title to the real estate shall be such as will be insurable by a reputable title insurance company in the Commonwealth of Pennsylvania at regular rates. If required, Landlord shall comply with any and all bulk sales laws, statutes and/or ordinances in the Commonwealth of Pennsylvania and shall execute any and all documents and perform all acts required before and after Settlement on the Tenants Exclusive Option to Purchase. Landlord shall not market or offer, directly or indirectly the Leased Space and Property for sale to any other third parties during the Option Period.

         19. RIGHT OF FIRST REFUSAL. After the first year of this Lease (after which Tenant's right to exercise its Exclusive Option to Purchase shall lapse,) and during the remaining five (5) years of the Term and/or the Additional Term, if any Tenant shall have the right of first refusal. If at any time during the second through sixth years of the Term (and/or during the Additional Term, if any) Landlord shall receive a bona fide offer in writing ("Offer") from any person, firm or corporation to purchase the real property and building which contains the Leased Space, which Offer is acceptable to Landlord, Landlord shall send Tenant a copy of the offer notifying Tenant of Landlord's intention to accept the same. Tenant shall have the right within one week to elect to purchase the property in its own name or in the name of a nominee on the same terms and conditions set forth in the Offer. If the Tenant elects not to purchase the property within said period, Landlord may then sell the property to the said prospective buyer provided the sale is in the same terms and conditions and for the same price as set forth in the Offer.

         20. DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS. In the event of any damage or loss to the leased space by reason of fire or other casualty, Tenant shall give immediate notice thereof to Landlord. If the leased space is partially or completely damaged or destroyed by fire or other casualty, Landlord shall promptly and with all due diligence commence to fully repair or replace the leased space. Tenant shall not be liable for any rent or additional rent hereunder for any period during which Tenant cannot, in Tenant's reasonable discretion, operate its business fully in the Leased Space. Landlord shall maintain in full force and effect with respect to the building within which the leased space is part, fire and extended casualty coverage insurance in amounts for the full insurable value thereof and sufficient to rebuild the premises.

         21. ASSIGNMENT. Tenant shall be free to assign this Lease and/or Exclusive Option to Purchase and any and all rights hereunder, to any related or affiliated entity including, without limitation, any parent, subsidiary, merged corporation or entity having any common ownership with Tenant. Tenant shall have the absolute right, subject to zoning and use restrictions to sublease any and all portions of the Leased Space to any entity or individual consistent with the business purpose and objectives of Tenant.

         22. LANDLORD DUTY TO MITIGATE. Landlord shall have a duty to mitigate all its damages hereunder.

         23. CONDEMNATION. In the event that the leased space, the parking lot or any part thereof shall be acquired or condemned by eminent domain for any public or quasi-public use, Tenant reserves unto itself, all rights to any awards that may be payable to Tenant under the terms of the Eminent Domain Code of the Commonwealth of Pennsylvania.

              Forthwith upon receipt by Landlord or Tenant of any notice of the institution of any proceeding for the taking of the leased space or parking lot, the party receiving such notice shall promptly give written notice thereof to the other party.

         24. NON-WAIVER OF DEFAULT. No delay or omission by Landlord or Tenant in exercising any right upon any default by the other will impair any such right or be construed as a waiver of any such default.

         25. REMEDIES CUMULATIVE. All remedies available to Landlord and Tenant hereunder, at law and in equity, shall be cumulative and concurrent. Neither the termination of this Lease, nor the taking or recovering possession of the leased space and parking lot shall deprive Landlord of any remedies or actions against Tenant for rent or for damages for the breach of any covenant or condition contained herein, nor shall the bringing of any action for rent or for damages, nor the resort to any other remedy for the recovery of rent or damages, be construed as a waiver or release of the right to obtain possession.

         26. With regard to the obligation of the parties hereunder, time shall be of the essence.

         27. QUIET ENJOYMENT. Landlord covenants and agrees that, upon Tenant's payment of rent, and its observance and performance of the terms, covenants and conditions on Tenant's part to be observed and performed under the Lease, Tenant may peaceably and quietly enjoy the leased space and parking lot for the term of this Lease. Landlord shall be liable for any interference with Tenant's business or use of the parking lot.

         28. END OF TERM. This Lease shall expire and terminate at the end of the Term hereof or at the end of any Additional Term or sooner as provided herein. Should Tenant continue to occupy the leased space and parking lot after expiration of the term of this Lease or any renewal or extension hereof, or after a forfeiture incurred, such tenancy shall (without limiting any of Landlord's right or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to twice the rent payable for the last month of the last term of the Lease.

         29. It is expressly represented that Colliers Lanard & Axilbund, Inc. are the only brokers involved in this Agreement and that any and all commission to them shall be paid by Landlord.

         30. ENTIRE AGREEMENT. All of the parties have read this Lease carefully and understand it fully. The parties to these agreements state that they are represented, and have sought the advise of legal counsel. The parties expressly agree and understand that this Lease sets forth all of the promises, agreements, conditions, inducements and understandings relative to the Leased Space and parking lot, and there are no promises, agreements, conditions, inducements or understandings, either oral or written other than are herein set forth.

         31. PARTIES BOUND. All rights and liabilities given to, or imposed upon, the parties to this Lease shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of such parties hereunder. Notices must be given by certified mail and shall be given at the addresses listed below or to such other address as either party may in writing give to the other from time to time:

                  To the Landlord:

                  ISK Magnetics, Inc.
                  C/O ISK Americas, Incorporated
                  7474 Auburn Road
                  P.O. Box 759
                  Concord, Ohio 44077-0759

                  To Tenant:

                  FASTNET Corporation
                  Two Courtney Place

                  Suite 130
                  3864 Courtney Street
                  Bethlehem, Pennsylvania 18017

                  With a copy to:

                  George S. Kounoupis, Esquire
                  Hahalis & Kounoupis, P.C.
                  3400 Bath Pike, Suite 100
                  Bethlehem, Pennsylvania 18017

         32. PARTIALLY INVALIDITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

         33. HEADINGS. Any headings preceding the text of the various Sections and Subsections hereof are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

         34. MODIFICATIONS. The terms and conditions of this Lease shall not be modified or changed in any way except by writing signed by Landlord and Tenant.

         35. RECORDING. Tenant may not record this Lease or a memorandum hereof without the written approval of Landlord.

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed the day and year first above written.

                                       LANDLORD:
                                       ISK MAGNETICS, INC.

----------------------------           ---------------------------------
Attest                                 Franklin S. Barry, Jr., Chairman

                                       TENANT:
                                       FASTNET CORPORATION

                                       By:
----------------------------           ---------------------------------
Attest                                       EVP OPERATIONS